Exhibit 5.2

6 October, 2005

Everest Re Group, Ltd. 477 Martinsville Road P.O. Box 830 Liberty Corner, New Jersey 07938-0830 USA

Dear Sirs

Everest Re Group, Ltd. (the “Company”)

We have acted as special legal counsel in Bermuda to the Company in connection with the filing by the Company with the United States Securities and Exchange Commission pursuant to Rule 462(b) of the rules and regulations under the Securities Act of 1933, as amended (the “Securities Act”) of a registration statement on Form S-3 to which this is an exhibit (the “Registration Statement”) in relation to the shelf registration of the Company’s common shares (“Common Shares”), preferred shares (“Preferred Shares”), debt securities (“Debt Securities”), warrants to purchase Common Shares or Preferred Shares or Debt Securities (“Warrants”), share purchase contracts (“Contracts”), share purchase units (“Units”) of the Company (collectively the Common Shares, Preferred Shares, Debt Securities, Warrants, Contracts and Units the “Securities”), guaranty of Everest Reinsurance Holdings, Inc. (“Holdings”) debt securities (“Holdings Guarantee”), and guaranty of Holdings’ guaranty of Everest Re Capital Trust’s preferred securities (such guarantees, together with the Holdings Guarantee, the “Guarantees”).

For the purposes of giving this opinion, we have examined an electronic copy of the original Registration Statement (excluding the Exhibits and the documents incorporated by reference therein).

We have also reviewed and have relied upon the memorandum of association and the bye-laws of the Company certified by the Secretary of the Company at the date hereof (the “Constitutional Documents”), copies of resolutions adopted by the Company’s board of directors (referred to herein as the “Minutes”) on 22 May 2003 certified by the Secretary of the Company at the date hereof, correspondence on behalf of the Company with the Bermuda Monetary Authority (the “BMA”) whereby the BMA has granted certain permissions, inter alia, for the issue (and

Everest Re Group, Ltd.

6 October 2005

subsequent transfer) of the Securities and of the Guarantees (subject to conditions expressed in such correspondence) (the “BMA Consent”), and such other documents and made such enquiries as to questions of Bermuda law as we have deemed necessary in order to render the opinions set forth below.

We have assumed (a) the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken, (b) the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us, (c) that the Company will issue the Securities and the Guarantees in furtherance of its objects as set out in its memorandum of association, (d) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions expressed herein, (e) that the Constitutional Documents and the resolutions set out in the Minutes remain in full force and effect and have not been, and will not be, rescinded or amended in any manner that would affect the opinions set forth herein, (f) that the form and terms of any and all Securities, the issuance and sale thereof by the Company, and the incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof will not violate the memorandum of association or bye-laws of the Company nor any applicable law, regulation, order or decree in Bermuda, (g) the approval of the issue by the Company of any Securities or Guarantees will be made at a duly convened and quorate meeting of the Pricing Committee of the Board of Directors of the Company, which was established by the Company’s Board of Directors pursuant to the Minutes, (h) the Company will receive money or money’s worth for each of the Securities when issued of not less than the par value thereof, (i) the Company will have sufficient authorised capital to effect the issue of each of the Common Shares and Preferred Shares at the time of issuance, either as a principal issue or on the conversion, exchange or exercise of a Warrant, a Contract or a Unit, (j) the Company will comply, to the extent applicable, with the requirements of Part III of the Companies Act 1981, as amended, entitled “Prospectuses and Public Offers”, and (k) at the time of issue of any Securities, or any Guarantees, the BMA Consent will not have been revoked or amended and the conditions thereto will be met by the Company.

Upon the issuance of any of the Securities described in opinion paragraph 3 below, or of any Guarantees, the Company’s obligations thereunder and under any indenture relating thereto (a) will be subject to the laws from time to time in effect relating to bankruptcy, insolvency, liquidation, possessory liens, rights of set off, reorganization, amalgamation, moratorium or any other laws or legal procedures, whether of a similar nature or otherwise, generally affecting the rights of creditors, (b) will be subject to statutory limitation of the time within which proceedings may be brought, (c) will be subject to general principles of equity and, as such, specific performance and injunctive relief, being equitable remedies, may not be available, (d) may not be given effect to by a Bermuda court if and to the extent they constitute the payment of an amount which is in the nature of a penalty and not in the nature of liquidated damages. Notwithstanding any contractual submission to the jurisdiction of specific courts, a Bermuda court has inherent discretion to stay or allow proceedings in the Bermuda courts.

Everest Re Group, Ltd.

6 October 2005

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than Bermuda. This opinion is to be governed by and construed in accordance with the laws of Bermuda and is limited to and is given on the basis of the current law and practice in Bermuda.

On the basis of and subject to the foregoing, we are of the opinion that:

1.	The Company is duly incorporated and existing under the laws of Bermuda in good standing (meaning solely that it has not failed to make any filing with any Bermuda governmental authority or to pay any Bermuda government fee or tax which would make it liable to be struck off the Register of Companies and thereby cease to exist under the laws of Bermuda).

2.	The Common Shares and the Preferred Shares have been duly authorized for issuance by the Company as contemplated by the Registration Statement and upon the issuance and delivery of Common Shares or Preferred Shares by the Company and the payment therefor in accordance with the terms of issuance of such Common Shares or Preferred Shares in an amount at least equal to the par value of such shares, such shares will be validly issued and will be fully paid and non-assessable (which term means when used herein that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

3.	Each of the Debt Securities, the Warrants, the Contracts, the Units and the Guarantees have been duly authorized for issuance by the Company.

Mayer, Brown, Rowe & Maw LLP may rely on our opinion in paragraph number 3 above for the purpose of rendering their opinion of even date herewith as to the due authorization for issuance by Everest Group of the Debt Securities, the Warrants, the Contracts, the Units and the Guarantees.

We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the references to our Firm in the prospectus attached to the Company’s Registration Statement on Form S-3 (File No. 333-106595), and any prospectus supplement thereto under the headings entitled “Description of Capital Stock”, “Legal Matters” and “Enforcement of Civil Liabilities”. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under the Securities Act or the Rules and Regulations of the Commission.

Yours faithfully

/s/ CONYERS DILL & PEARMAN

CONYERS DILL & PEARMAN